Exhibit 10.13

*** Where this marking appears throughout this Exhibit 10.13, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

FIRST AMENDMENT TO
CRUDE OIL STORAGE SERVICES AGREEMENT

This FIRST AMENDMENT TO CRUDE OIL STORAGE SERVICES AGREEMENT, (the “Amendment”) is effective March 1st, 2013 (the “Effective Date”), made by and between BKEP Crude, LLC, a Delaware limited liability company, (the “Operator”) and Vitol, Inc., a Delaware corporation, (the “Customer”), each referred to individually as “Party” or collectively as “Parties”.

RECITALS

WHEREAS, the parties previously entered into that certain Crude Oil Storage Services Agreement dated effective May 1st, 2010 (the “Original Agreement”), as amended by that Certain Crude Oil Storage Services Agreement dated effective November 1st, 2010 (the “November Agreement” and, together with the Original Agreement, the “Agreement”).

WHEREAS, the parties desire to amend the Agreement as hereinafter described by modifying the Fees of said Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties hereto agree as follows:

Ratification of Prior Agreement. The Parties hereby agree and confirm that (i) the November Agreement amended certain terms of the Original Agreement, including the dedicated Operating Capacity (as defined in the Original Agreement) to be provided under the Agreement, and (ii) the Shell Capacity (as defined in the November Agreement) under the Agreement is two million fifty thousand (2,050,000) barrels.

Monthly Storage Fee. Commencing on the Effective Date, the monthly storage fee as set forth in Section 4 of the Agreement will change to *** per Barrel of Shell Capacity (the “Monthly Storage”), for a total of ***, regardless of the actual volume of Crude Oil placed in the facility.

Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and each of which alone, and all of which together, shall constitute one and the same amendment.

Effect of Amendment. This Amendment shall be effective as of the Effective Date. Except as expressly amended or modified herein, all other terms, covenants, and the conditions of the Agreement shall be unaffected by this Amendment and shall remain in full force and effect. In the event of conflict between the provisions of this Amendment and the provisions of the Agreement, this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date above.

BKEP Crude, LLC, a Delaware limited
liability company

/s/ Alex G. Stallings

Title: CFO and Secretary

Vitol, Inc., a Delaware Corporation

/s/ Mike A. Loya

Title: President